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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


        Date of Report (Date of earlist event reported)  May 14, 1997


                                SEAL FLEET, INC.
              (Exact name of registrant as specified in charter)




          Nevada                   0-5667            74-1670096
   -------------------         --------------    ------------------
(State or other jurisdiction    (Commission         (IRS Employee
     of incorporation)          File Number)      Identification No.)



   125 Worth Avenue, Suite 314, Palm Beach, FL                 33480
------------------------------------------------             ---------
    (Address of principal executive office                  (Zip code)


                                561-833-5111
                              ---------------
           (Registrant's telephone number including area code)


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ITEM 5.  OTHER EVENTS

Seal Fleet, Inc. issued a press release today, the text of which reads as follows:

FOR RELEASE: May 20, 1997
Contact:  James S. Goodner, CFO


SEAL FLEET, INC. ANNOUNCES APPROVAL OF ALL PROXY PROPOSALS AT COMPANY'S ANNUAL MEETING

(Palm Beach, FL) Seal Fleet, Inc. ("SEALA"), to be renamed SEAL HOLDINGS CORPORATION, announced today that shareholders approved all proxy proposals at the Company's annual meeting held May 14, 1997 in Palm Beach, Florida.

In remarks made during the meeting, Thomas M. Ferguson, Chairman and CEO, stated, "The approval of these proposals enables the Company to establish potential strategic relationships and seek business acquisition opportunities. With our reincorporation in Delaware, the Company now has additional authorized preferred and common stock which may assist its growth objectives."

Among other proposals approved by shareholders were a reverse/forward split of the Company's common stock and appointment of Ernst & Young LLP as auditors for the 1997 fiscal year.

Additionally, shareholders approved the 1997 Incentive Option Plan. The Board of Directors delegated authority for administrating the plan to a committee comprised of outside Directors. Mr. Ferguson stated, "The management of the Company is optimistic about creating future shareholder value. Therefore, the Company will not issue any of these options below the higher of the then current market price or net asset value."

Founded in 1969, Seal Holdings Corporation is an acquisition company headquartered in Palm Beach, Florida

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                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Palm Beach, State of Florida.

                                             Seal Fleet, Inc.

                                   By:     /s/ James S. Goodner
                                   --------------------------------
                                            James S. Goodner
                                 Vice President and Chief Financial Officer